Suite 1050, 400 Burrard Street Vancouver, British Columbia V6C 3A6 Canada	e: info@contactgold.com p: +1 (604) 449-3361 w: contactgold.com

NOTICE OF CHANGE OF AUDITOR

TO: Ernst & Young LLP

AND TO: MNP LLP

CC: British Columbia Securities Commission

Alberta Securities Commission

Saskatchewan Financial and Consumer Affairs Authority

The Manitoba Securities Commission

Ontario Securities Commission

Financial and Consumer Services Commission, New Brunswick

Nova Scotia Securities Commission

Office of the Superintendent of Securities, Government of Newfoundland and

Labrador

Office of the Superintendent of Securities, Prince Edward Island

Office of the Superintendent of Securities Northwest Territories

Office of the Yukon Superintendent of Securities

Nunavut Securities Office

TAKE NOTICE THAT Contact Gold Corp. (the "Company") hereby provides notice pursuant to National Instrument 51-102 - Continuous Disclosure Obligations ("NI 51-102") of a change of auditors from Ernst & Young LLP ("EY") to MNP LLP ("MNP").

TAKE FURTHER NOTICE THAT:

1. EY, the former independent auditor of the Company, was terminated effective October 12, 2022. The Company has appointed MNP LLP ("MNP") in its place.

2. The termination of EY and the appointment of MNP in its place was recommended by the Audit Committee of the Board of Directors of the Company (the "Board"), and approved by the Board.

3. There have been no reservations contained in EY's auditors' reports on any of the financial statements of the Company.

4. There are no reportable events (as defined under Section 4.11(1) of NI 51-102).

5. The Company has requested EY and MNP to each furnish a letter addressed to the securities administrators in each province in which the Company is a reporting issuer stating whether or not they agree with the information contained in this notice.  A copy of each such letter to the securities administrators will be filed with this notice.

DATED as of this 20th day of October, 2022.

CONTACT GOLD CORP. (signed) /John Wenger

Name: John Wenger Title: Chief Financial Officer